UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2007

HARVARD BIOSCIENCE, INC.

(Exact name of registrant as specified in charter)

Delaware	000-31923	04-3306140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Holliston, MA 01746

(Address of Principal Executive Offices) (Zip Code)

(508) 893-8999

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 30, 2007, Harvard Bioscience, Inc. (the “Company”) and certain of its subsidiaries entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) pursuant to which the Company agreed to sell its Genomic Solutions Division and its Belgian subsidiary, Maia Scientific, both part of its Capital Equipment Business Segment, to Digilab, Inc. (the “Buyer”). The sale of these businesses occurred simultaneously with the signing of the Asset Purchase Agreement. The purchase price payable by the Buyer under the terms of the Asset Purchase Agreement consists of $1,000,000 in cash plus additional consideration in the form of an earn-out based on 20% of the revenue generated by the acquired business as it is conducted by Digilab over a three-year period post-transaction. Any earn-out amounts will be evidenced by interest-bearing promissory notes due on November 30, 2012 (subject to prepayment without penalty on or after April 1, 2011) or at an earlier date based on certain triggering events. The Buyer may elect to prepay the earn-out at certain fixed amounts, depending upon the timing of the prepayment.

The Asset Purchase Agreement contains customary representations, warranties, indemnification and escrow provisions. In addition, the Asset Purchase Agreement contains non-competition and non-solicitation provisions pursuant to which the Company agreed that neither it nor its subsidiaries would engage in the Capital Equipment Business nor induce or attempt to induce any officers or employees of Buyer to leave the employ of Buyer or violate the terms of their employment arrangements with Buyer, in each case, for a period of three years beginning on the closing date of the asset sale.

The preceding description of the Asset Purchase Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by the copy of the Asset Purchase Agreement, which is filed herewith as Exhibit 2.1.

The Company will use the cash proceeds received from the sale of the Capital Equipment Business segment to first repay revolving credit loans under its revolving credit loan agreement.

The COPAS flow cytometry product line (held by our Union Biometrica US and German subsidiaries), was not included in this sale, and still remains in discontinued operations as of September 30, 2007. Harvard Bioscience intends to pursue a sale of this product line in a separate transaction.

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In connection with the disposition, the Company is hereby filing, as Exhibit 99.1 hereto, pro forma consolidated financial information of the Company.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information. The Pro Forma Financial Information with respect to the transaction described under Item 2.01 is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Title
2.1	Asset Purchase Agreement, dated November 30, 2007, by and among Harvard Bioscience, Inc., as Parent, Genomic Solutions Inc., Genomic Solutions, Ltd., Genomic Solutions Acquisitions Limited, Union Biometrica, Inc., and Cartesian Technologies, Inc., collectively, as Sellers, and Digilab, Inc., as Buyer*

99.1	Pro Forma Financial Information

*	The Company has omitted certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K and shall furnish supplementally to the Commission copies of any of the omitted schedules and exhibits upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVARD BIOSCIENCE, INC.

Date: December 6, 2007	By:	/s/ Bryce Chicoyne
Bryce Chicoyne
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated November 30, 2007, by and among Harvard Bioscience, Inc., as Parent, Genomic Solutions Inc., Genomic Solutions, Ltd., Genomic Solutions Acquisitions Limited, Union Biometrica, Inc., and Cartesian Technologies, Inc., collectively, as Sellers, and Digilab, Inc., as Buyer*

99.1	Pro Forma Financial Information

*	The Company has omitted certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K and shall furnish supplementally to the Commission copies of any of the omitted schedules and exhibits upon request.

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